Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact Mark Feuerbach Innophos 609-366-1204	Media Contact Ryan Flaim Sharon Merrill Associates 617-542-5300

INNOPHOS HOLDINGS, INC. ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

Mark Feuerbach Appointed as Interim Chief Financial Officer

CRANBURY, New Jersey – (March 15, 2019) – Innophos Holdings, Inc. (NASDAQ: IPHS) today announced that Mark Feuerbach, the Company’s current Vice President, Investor Relations, Treasury, Financial Planning and Analysis, has been named interim Chief Financial Officer, replacing Han Kieftenbeld, effective today. Mr. Feuerbach has 30 years of experience in financial roles at Innophos, including serving as interim CFO on four prior occasions. An executive search is being led by Egon Zehnder to identify a permanent CFO, until which time Mr. Feuerbach will remain as interim CFO.

“As we move into the next chapter of our transformation with a sharp focus on execution, a new set of financial and business skills and experience are needed to lead our finance organization forward and accelerate our strategic growth,” said Kim Ann Mink, Ph.D., Chairman, President and Chief Executive Officer.

“We are grateful that Mark Feuerbach will be stepping up to fill the role of CFO on an interim basis,” Mink continued. “Mark has played a central role within Innophos’ financial organization for three decades. His strong finance background, prior experience in the interim CFO role and deep understanding of the financial needs of our organization will ensure continuity as we complete the search for a permanent CFO. We also want to thank Han for his dedication and contributions over the past three years and wish him well in his future endeavors.”

“Looking ahead, we remain on track to achieve our 2019 guidance and continue to be confident in our ability to deliver on our Vision 2022 strategic roadmap to transform the growth and earnings profile of Innophos, deliver sustainable value for our shareholders and be a valued partner for our customers,” Mink concluded.

About the Company

Innophos is a leading international producer of specialty ingredient solutions that deliver far-reaching, versatile benefits for the food, health, nutrition and industrial markets. We leverage our expertise in the science and technology of blending and formulating phosphate, mineral, enzyme and botanical based ingredients to help our customers offer products that are tasty, healthy, nutritious and economical. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China. For more information, please visit www.innophos.com. ‘IPHS-G’

SOURCE Innophos Holdings, Inc.

###

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains or may contain forward-looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. Statements made in this press release that relate to our future performance or future financial results or other future events (which may be identified by such terms as “expect”, “estimate”, “anticipate”, “assume”, “believe”, “plan”, “intend’, “may”, “will”, “should”, “outlook”, “guidance”, “target”, “opportunity”, “potential” or similar terms and variations or the negative thereof) are forward-looking statements, including the Company’s expectations regarding the business environment and the Company’s overall guidance regarding future performance and growth. These statements are based on our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may materially differ from the expectations expressed in or implied by these forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, but are not limited to: (1) global macroeconomic conditions and trends; (2) the behavior of financial markets, including fluctuations in foreign currencies, interest rates and turmoil in capital markets; (3) changes in regulatory controls regarding tariffs, duties, taxes and income tax rates; (4) the Company’s ability to implement and refine its Vision 2022 strategic roadmap; (5) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2022 strategic roadmap and effectively operate and integrate acquired businesses to realize the anticipated benefits of those acquisitions; (6) the Company’s ability to realize expected cost savings and efficiencies from its performance improvement and other optimization initiatives; (7) the Company’s ability to effectively compete in its markets, and to successfully develop new and competitive products that appeal to its customers; (8) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (9) the Company’s ability to benefit from its investments in assets and human capital and the ability to complete projects successfully and on budget; (10) economic, regulatory and political risks associated with the Company’s international operations, most notably Mexico and China; (11) volatility and increases in the price of raw materials, energy and transportation, and fluctuations in the quality and availability of raw materials and process aids; (12) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (13) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws and (14) the Company’s ability to meet quality and regulatory standards in the various jurisdictions in which it has operations or conducts business. We caution you to consider the important risks and other factors as set forth in the forward-looking statements section and in Item 1A Risk Factors in our most recent Annual Report on Form 10-K, as amended by subsequent reports on Forms 10-Q and 8-K. We do not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.